Exhibit 10.2

KEY ENERGY SERVICES, INC.

2006 PHANTOM SHARE PLAN

AWARD AGREEMENT

This Phantom Share Agreement (this “Award Agreement”), dated as of the           day of                  ,          , is entered into by and between Key Energy Services, Inc., (the “Company”), and                   (the “Participant” and, together with the Company, the “Parties”).

RECITALS

Pursuant to Section 3.2 of the Key Energy Services, Inc. 2006 Phantom Share Plan (the “Plan”), the Company, has determined to grant to the Participant a number of Phantom Shares (“Phantom Shares”) on the terms and conditions set forth below.

Any capitalized terms not defined in this Award Agreement shall have their respective meanings set forth in the Plan.  In the event of any conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control.

NOW, THEREFORE, the Parties agree as follows:

1.                                       Grant of Phantom Shares.  The Participant is granted        Phantom Shares.  Each Phantom Share represents an unfunded, unsecured promise by the Company to pay the Participant a cash amount equal to the Fair Market Value of a share of Common Stock, subject to the terms and conditions of this Award Agreement, granted effective as of                 ,        (the “Date of Grant”).  The Participant shall not be required to pay any cash consideration in exchange for the Phantom Shares.

2.                                       Vesting Period.  Subject to the terms and conditions in this Agreement and the Plan, the Phantom Shares shall vest over a four-year vesting period as described in Section 6.3(a) of the Plan provided that the Participant continues to have Continuous Service with the Company on each vesting date.  Upon (a) the occurrence of the conditions of Section 6.3(c) of the Plan relating to cessation of Continuous Service due to termination without Cause, death or Disability, or the attainment of age 65 with completion of ten years of Continuous Service, or (b) upon a Change in Control as set forth in Section 6.3(d) of the Plan, all outstanding Phantom Shares shall immediately vest.

3.                                       Settlement of Phantom Shares.  Within twenty business days of the vesting date of any outstanding Phantom Shares, the Company shall deliver to the Participant, or his or her beneficiary, without charge, a payment in cash equal to the value of the vested Phantom Shares minus any applicable withholding taxes.

4.                                       Rights of a Stockholder.  The Participant shall not have any rights as a shareholder due to the grant or vesting of any Phantom Shares.

5.                                       Forfeiture.  If the Participant terminates Continuous Service prior to any vesting date due to termination for Cause or a voluntary termination of Continuous Service for any reason as set forth in Section 6.3(b) of the Plan, all outstanding Phantom Shares shall immediately be forfeited and the Company shall make no payment to the Participant with respect to the forfeited Phantom Shares.

6.                                       Taxes.  Regardless of any action the Company or an affiliates takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Company and its affiliates make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Phantom Shares, including the grant or vesting of the Phantom Shares.

7.                                       Miscellaneous

(a)                   Restrictions on Transfer.  Phantom Shares may not be transferred or otherwise disposed of by the Participant, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, except as permitted by the Committee, or by will or the laws of descent and distribution.  No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, the Phantom Shares by any holder thereof in violation of the provisions of this Agreement shall be valid.

(b)                  Compliance with Law and Regulations.  This Award shall be subject to all applicable federal, state, foreign and local laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

(c)                   Incorporation of Plan.  This Agreement is made under the provisions of the Plan and shall be interpreted in a manner consistent with it.  To the extent that this Agreement is silent with respect to, or in any way inconsistent with, the terms of the Plan, the provisions of the Plan shall govern and this Agreement shall be deemed to be modified accordingly.

(d)                  Notices.  Any notices required or permitted hereunder shall be addressed to the Company, at its principal offices, or to the Participant at the address then on record with the Company, as the case may be, and deposited, postage prepaid, in the mail.  Either party may, by notice to the other given in the manner aforesaid, change his or its address for future notices.

(e)                   Amendment.  This Agreement may be amended or modified by the Company at any time; provided that notice is provided to the Participant in accordance with Section 7(d); and provided further that no amendment or modification that is adverse to the rights of the Participant as provided by this Agreement shall be effective unless set forth in a writing signed by the Parties.

(f)                     Successor.  This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Participant and his or her personal representatives and beneficiaries.

(g)                  Authority of the Committee.  The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his or her legal representative in respect of any questions arising under the Plan or this Agreement.

(h)                  Governing Law.  The validity, performance and construction of this Plan shall be governed by the laws of the State of Texas.  The parties hereto consent to the exclusive jurisdiction of the courts of Harris County, Texas without regard to conflicts of laws principles.  Any claim arising out of or related to this Agreement must be brought no later than six months after it has accrued.

(i)                      Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to the Phantom Shares or future Phantom Shares that may be granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by Company or another third party designated by Company.

(j)                      Severability.  The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

(k)                   No Compensation Deferrals.  Neither the Plan nor this Agreement is intended to provide for deferral of compensation that would be subject to Section 409A of the U.S. Internal Revenue Code (“Section 409A”).  The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Award Agreement to ensure that no Phantom Shares become subject to the requirements of Section 409A, provided, however, that the Company makes no representation that this Award is not subject to Section 409A nor makes any undertaking to preclude Section 409A from applying to this Award.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

KEY ENERGY SERVICES, INC.

By
Name: [ ]
Authorized Signatory

The undersigned hereby acknowledges receipt of the Plan, and accepts and agrees to all the terms and provisions of this Agreement and the Plan.

[Participant]

Address